Exhibit 12.2

CERTIFICATION

     I, Mayela Rincón de Velasco, Chief Financial Officer of Corporación Durango, S.A. de C.V. (the “Company”), certify that:

1.	I have reviewed the Company’s annual report on Form 20-F for the year ended December 31, 2003, as amended by the Form 20-F/A to which this statement is filed as an exhibit (the “Report”);

2.	Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report;

3.	Based on my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial conditions, results of operations and cash flows of the Company as of, and for, the periods presented in the Report;

4.	The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the Report is being prepared;

(b)	Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by the Report based on such evaluation; and

(c)	Disclosed in the Report any change in the Company’s internal control over financial reporting that occurred during the period covered by the Report that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5.	The Company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Date: July 22, 2004

/s/ Mayela Rincón de Velasco

By: Mayela Rincón de Velasco
Title: Chief Financial Officer